Exhibit 32.1

MicroFinancial Incorporated

Certification of Chief Executive Officer

Regarding Quarterly Report on Form 10-Q for the

Quarter Ended March 31, 2013

Richard F. Latour, President and Chief Executive Officer of MicroFinancial Incorporated, (the “Company”), hereby certifies that, to the best of his knowledge, based upon a review of the Quarterly Report on Form 10-Q for the Quarter ended March 31, 2013, (the “Covered Report”) and, except as corrected or supplemented in a subsequent covered report:

•	the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has signed this Certification as of May 15, 2013.

/s/ Richard F. Latour
Richard F. Latour
President and Chief Executive Officer